UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

PGIM PRIVATE CREDIT FUND

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01582	88-1771414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 Broad Street
Newark, New Jersey		07102-4410
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 973 802-5032

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.            Amendments to Articles of Incorporation or Bylaws.

On June 26, 2025, the Board of Trustees (the "Board") of PGIM Private Credit Fund (the “Fund”) approved the Fourth Amended and Restated Agreement and Declaration of Trust of the Fund (the "Declaration of Trust") and the Second Amended and Restated Bylaws of the Fund (the "Bylaws"), each of which are effective as of June 27, 2025. The Declaration of Trust and the Bylaws include amendments at the request of state securities regulators in connection with the registration of the Fund's common shares of beneficial interest for sale in each state.

The amendments included in the Declaration of Trust, among other things, remove qualifying clauses from certain shareholder voting rights clauses.

The amendments included in the Bylaws, among other things, (i) increase the Board and shareholder meeting quorum requirements to a majority for Board meetings and to fifty percent for shareholder meetings, and (ii) eliminate the ability for trustees to retain their position until the next annual meeting of shareholders if the number of votes received in a contested election is not sufficient to elect a trustee.

The foregoing descriptions of the Declaration of Trust and Bylaws do not purport to be complete and are qualified in their entirety by reference to copies of the Declaration of Trust and Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and which are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

June 2025 Distributions

On June 26, 2025, the Fund declared regular and variable distributions for Class S shares, Class D shares and Class I shares of beneficial interest (the “Shares”) in the amounts per share set forth below:

	Regular Distribution	Variable Distribution	Total Distribution
Class S Common Shares	$0.22177	$0.04247	$0.26424
Class D Common Shares	$0.23485	$0.04217	$0.27702
Class I Common Shares	$0.24000	$0.04233	$0.28233

Both the regular and variable distributions for the Shares are payable to shareholders of record as of the open of business on June 30, 2025 and will be paid on or about July 30, 2025.

These distributions will be paid in cash or reinvested in shares of the Fund’s Shares for shareholders participating in the Fund’s distribution reinvestment plan (“DRIP”).

Item 8.01 Other Events.

Net Asset Value

The net asset value (“NAV”) per share of each class of the Fund as of May 31, 2025, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of May 31, 2025
Class S Common Shares	$25.24
Class D Common Shares	$25.21
Class I Common Shares	$24.74

As of May 31, 2025, the Fund’s aggregate NAV was $158.0 million, the fair value of its investment portfolio was $248.3 million, and it had $94.3 million of debt outstanding (at principal).

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $2.5 billion in Shares (the “Offering”). Additionally, the Fund has sold shares that are exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereunder (the “Private Offering”). The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing, reflective of transfers between share classes. The table below does not include Shares sold through the Fund’s DRIP. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class S Common Shares	—	$—
Class D Common Shares	—	$—
Class I Common Shares	1,411,539	$35,115,251
Private Offering:
Class S Common Shares	382	$10,000
Class D Common Shares	382	$10,000
Class I Common Shares	4,285,940	$109,102,500
Total Offering and Private Offering *	5,698,243	$144,237,751

*	Amounts may not sum due to rounding.

Item 9.01.            Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Fourth Amended and Restated Agreement and Declaration of Trust of the Registrant

3.2	Second Amended and Restated Bylaws

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGIM PRIVATE CREDIT FUND

Date:	June 30, 2025	By:	/s/ Elyse M. McLaughlin
		Name: Title:	Elyse M. McLaughlin Treasurer and Principal Accounting Officer